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                                 Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountant, we hereby consent to the incorporation our report dated November 25, 1998, which appears in Weitzer Homebuilders Incorporated Form 10-K for the year ended September 30, 1999, into the Company's previously filed Registration Statements on Form S-8 File No. 333-84167 and Form S-8 File No. 333-92797.


/S/McKEAN, PAUL, CHRYCY, FLETCHER & CO.
McKEAN, PAUL, CHRYCY, FLETCHER & CO.
Miami, Florida
January 28, 2000